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                                                                  Exhibit 10.335

                                                 Allstate Life Insurance Company
                                                                 Loan No. 122533

                                  MORTGAGE NOTE

                                                               Chicago, Illinois
$5,384,025                                                    September 27, 2004

     1. PAYMENT OF PRINCIPAL AND INTEREST. FOR VALUE RECEIVED, INLAND WESTERN DALLAS PARADISE, L.L.C. a Delaware limited liability company (the "Maker"), hereby promises to pay to the order of ALLSTATE LIFE INSURANCE COMPANY, and any subsequent holder of this Note ("Holder" or "Holders") in the manner hereinafter provided, the principal amount of FIVE MILLION THREE HUNDRED EIGHTY SEVEN THOUSAND TWENTY FOUR DOLLARS ($5,384,025), together with interest on the outstanding principal balance from the date of the initial disbursement (for purposes of this Note, "disbursement" means the date funds are wire transferred from Holder's account) of all or a part of the principal of this Note ("Disbursement Date") until maturity at the rate of four and 96/100 percent (4.96%) per annum ("Contract Rate") as follows:

     (a) on the Disbursement Date, interest only, in advance, accruing from the Disbursement Date to the last day of September, 2004 both inclusive; and

     (b) interest only, in arrears, in the amount of TWENTY TWO THOUSAND TWO HUNDRED FIFTY THREE AND 97/100 DOLLARS ($22,253.97) on the first day of November, 2004, and on the first day of each month thereafter until this Note is fully paid (the initial payment and each subsequent payment under this subparagraph (b) shall each hereinafter be referred to as "Monthly Payment"); and

     (c) on April 1, 2009, the entire unpaid principal amount and any interest accrued but remaining unpaid and all other sums due under this Note.

     Except for the interest payable under paragraph (a) above, interest shall be payable in arrears and calculated on the basis of a 360 day year containing twelve 30 day months. All such payments on account of the indebtedness evidenced by this Note shall be first applied to interest accrued on the unpaid principal amount and the remainder toward reduction of the unpaid principal amount.

     2. PAYMENT INFORMATION. All payments required to be made hereunder shall be made during regular business hours to Holder at its office c/o Commercial Mortgage Division, Allstate Plaza South, Suite G5C, 3075 Sanders Road, Northbrook, Illinois 60062, Attention: Servicing Manager, with sufficient information to identify the source and application of such payment to Holder's Loan #122533, or at such other place as Holder may from time to time designate in writing. All payments shall be made in currency of the United States of America without presentment or surrender of this Note. Payments to Holder shall be made by transferring immediately available federal funds by bank wire or interbank transfer for the account of Holder. Any payment of principal or interest received after 1:00 p.m. Chicago time shall be deemed to have been received by Holder on the next business day and shall bear interest accordingly. If and so long as Holder directs Maker to make payments to a servicing agent, then payments may

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be made by check. Payments made by check will not be deemed made until good funds for such check are received by Holder or the servicing agent.

     3. SECURITY FOR NOTE. The payment of this Note and all other sums due Holder is secured by (a) a Deed to Secure Debt and Security Agreement ("Mortgage"), of even date herewith, granted by Maker, as grantor, to Holder and ALLSTATE INSURANCE COMPANY, an Illinois insurance corporation ("AIC"), as grantee, covering certain real property, the improvements thereon and certain personal property situated in the County of Paulding, State of Georgia and described in the Mortgage ("Property"), and (b) those certain instruments of indebtedness and security described as "Related Agreements" in the Mortgage. Except as otherwise defined herein, all of the defined terms contained in the Mortgage and the Related Agreements are hereby incorporated herein by express reference.

     4. LATE CHARGES. If any Monthly Payment required under this Note not be paid in full on or before the fifth (5th) day of the month in which such payment is due, Maker acknowledges that the Holder will incur extra expenses for the handling of the delinquent payment and servicing the indebtedness evidenced hereby, and that the exact amount of these extra expenses is extremely difficult and impractical to ascertain, hut that a charge of five percent (5%) of the amount of the delinquent payment ("Late Charge") would be a fair approximation of the expense so incurred by Holder. If applicable law requires a lesser charge, however, then the maximum charge permitted by such law may be charged by Holder for said purpose. Therefore, Maker shall, in such event, without further notice, and without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder or under the Mortgage, the Related Agreements or any other instrument executed for purposes of further securing payment of the obligations evidenced by this Note, or to declare an Event of Default, as defined below, pay to Holder immediately upon demand the Late Charge to compensate Holder for expenses incurred in handling delinquent payments.

     5. INTEREST PAYABLE UPON DEFAULT. If there occurs an Event of Default under this Note or the Mortgage or under any Related Agreement, then the unpaid principal amount of this Note, and all accrued and unpaid interest thereon shall bear interest at the Contract Rate plus five percent (5%) per annum compounded monthly ("Default Rate") from the date of expiration of any applicable cure or grace period until such time, if any, as the Event of Default is cured and the Mortgage and this Note are reinstated as permitted by applicable law, or otherwise until such time as the unpaid principal amount of this Note and all other indebtedness evidenced by this Note are fully repaid, whichever is earlier.

     6.   EVENTS OF DEFAULT. An "Event of Default" shall exist under this Note:

     (a) in the event Maker shall fail to make any payment due under this Note, other than the final payment and Prepayment Premium, on or before the fifth
(5th) day of the month in which such payment is due;

     (b) in the event Maker shall fail to make the final payment or the Prepayment Premium when such payment is due; or

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     (c)  if there shall exist an Event of Default under the Mortgage, the AIC
Note (as defined in the Mortgage), or in any of the Related Agreements.

     7. ADDITIONAL PAYMENTS. The additional payments called for under Paragraphs 4 and 5 shall be in addition to, and shall in no way limit, any other rights and remedies provided for in this Note, the Mortgage, the AIC Note, any Related Agreements, or otherwise provided by law.

     8. PAYMENT OF TAXES AND EXPENSES. Maker further promises to pay to Holder, immediately upon written notice from Holder: (i) all recordation, transfer, stamp, documentary or other fees or taxes levied on Holder (exclusive of Holder's income taxes) by reason of the making or recording of this Note, the Mortgage or any of the Related Agreements, and (ii) all intangible property taxes levied upon any Holder of this Note or mortgagee under the Mortgage or secured party under the Related Agreements.

     Maker further promises to pay to Holder, immediately upon written notice from Holder, all actual costs, expenses, disbursements, escrow fees, title charges and reasonable legal fees and expenses actually incurred by Holder and its counsel in (i) the collection, attempted collection, or negotiation and documentation of any settlement or workout of the principal amount of this Note, the interest thereon or any installment or other payment due hereunder, and (ii) any suit or proceeding whatsoever at all trial and appellate levels in regard to this Note or to protect, sustain or enforce the lien of any instrument securing this Note, including, without limitation, in any bankruptcy proceeding or judicial or nonjudicial foreclosure proceeding. It is the intent of the parties that Maker pay all expenses and reasonable attorneys' and paralegals' fees incurred by Holder as a result of or in connection with (A) matters described in clauses (i) and (ii) above, (B) the negotiation and closing of the loan transaction evidenced by this Note and the AIC Note, and any supplements or amendments thereto, (C) the protection of property given as security for the indebtedness evidenced hereby, and (D) responding to requests from Maker that Holder take certain actions, and as may otherwise be reasonably incurred by Holder as a result of or in connection with entering into the loan transaction evidenced by this Note and the AIC Note.

     9. PREPAYMENT. Maker is prohibited from prepaying this Note until October 1, 2005 (the "No-Prepayment Period"). Subsequent to the No-Prepayment Period, at any time with thirty (30) days prior written notice to Holder, specifying the date of prepayment, Maker will have the privilege of prepaying the outstanding principal amount together with any accrued but unpaid interest, any other sums secured by the Mortgage and the Related Agreements, and a prepayment premium ("Prepayment Premium") equal to the greater of:

     (a)  one percent of the principal amount prepaid, or

     (b)  the yield maintenance payment calculated as follows:

          If the Prevailing Interest Rate is less than the Contract Rate, the yield maintenance payment shall be the remainder of (x) minus (y) where "(x)" is the present value of all unpaid installments of principal and interest due under this Note from the date of prepayment to and including the original maturity date of this Note, discounted at the Prevailing Interest Rate, plus 0.50 percent (50 basis points), and "(y)" is the outstanding principal balance of this Note as of the prepayment date.

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          The term "Prevailing Interest Rate" as used herein shall mean the yield to maturity on a United States Treasury Bond or Treasury Note selected by Holder having a maturity date as near as possible to the original maturity date of this Note and an "ask" price, as close as possible to par (as published two weeks prior to the specified date of prepayment in THE WALL STREET JOURNAL or similar publication or available from the Federal Reserve Bank of New York), less the Basis Point Adjustment as computed in accordance with EXHIBIT A attached hereto to convert the monthly payments to a semi-annual equivalent.

     No Prepayment Premium shall be due on the principal balance prepaid within the thirty (30) day period prior to the Maturity Date of this Note.

     Written notice of Maker's election to make a prepayment in full of this Note shall be given in the manner provided for notices under the Mortgage. Partial prepayment of the outstanding principal amount of this Note shall not be permitted except in accordance with the terms of the Mortgage. In the event of such a permitted partial prepayment, the Prepayment Premium calculated in this Paragraph 9 shall be prorated based on the amount of the partial prepayment relative to the then current outstanding principal balance of this Note.

     Maker acknowledges that Holder:

     (a) has advanced the amounts evidenced by this Note with the expectation that such amounts would be outstanding for a period at least equal to the No-Prepayment Period;

     (b) would not have been willing to advance such amounts on these terms for a shorter period of time;

     (c) in making the loan evidenced by this Note, is relying on Maker's creditworthiness and its agreement to pay in strict accordance with the terms set forth in the Note; and

     (d) would not make the loan evidenced by this Note without full and complete assurance by Maker of its agreement not to prepay all or a part of the principal of this Note except as expressly permitted herein and in the Mortgage.

     Maker has been advised and acknowledges that Holder is relying on the receipt of payments under this Note to, among other things, match and support its obligations under contracts entered into by Holder with third parties and that in the event of a prepayment, Holder could suffer loss and additional expenses which are extremely difficult and impractical to ascertain. Accordingly, it is the express intent of Maker and Holder that: (a) Maker shall have no right to prepay this Note during the No-Prepayment Period; (b) any prepayment of this Note during the No-Prepayment Period shall only occur in the event Holder accelerates payment under this Note or as otherwise set forth in the Mortgage; (c) any prepayment described in foregoing clause (b) shall (unless otherwise expressly permitted in the Mortgage) require the payment of the Prepayment Premium; and (d) to the extent permitted by applicable law, Maker has waived, and hereby waives, any right to prepay this Note except as expressly provided in the Mortgage or this Note during the No-Prepayment Period. In the event, notwithstanding the foregoing express intent of Maker and Holder and the express waiver by Maker of any right to prepay this Note during the No-Prepayment Period, that the applicable law of the jurisdiction in which the

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Property is located permits the Maker to prepay this Note during the
No-Prepayment Period, then the applicable Prepayment Premium described in clause
(c) in the third sentence of this grammatical paragraph shall be paid to Holder as a condition to any such prepayment.

     Maker expressly acknowledges that, pursuant to the provisions of this Note and except as otherwise provided in this Note or the Mortgage, Maker has no right to prepay this Note in whole or in part during the No-Prepayment Period. In the event any prepayment is required or expressly permitted, Maker shall be liable for the payment of the Prepayment Premium unless expressly stated otherwise in this Note or in the Mortgage. Furthermore, Maker waives any rights it may have under any applicable state laws as they relate to any prepayment restrictions contained in this Paragraph 9 or otherwise contained in this Note and expressly acknowledges that Holder has made the loan evidenced by this Note in reliance upon such agreement, and waiver of Maker and that Holder would not have made the loan evidenced by this Note without such agreement and waiver of Maker. Maker acknowledges that specific weight has been given to the consideration given for such agreement, which consideration is the granting of the loan.

     10. EVASION OF PREPAYMENT PREMIUM. Maker acknowledges that in the event of an acceleration of payment of this Note following an Event of Default by Maker, a tender of payment of an amount necessary to satisfy the indebtedness evidenced hereby, but not including the Prepayment Premium, made at any time prior to a foreclosure sale by Maker, its successors or assigns or by anyone on behalf of Maker, or by a buyer upon foreclosure or power of sale, shall constitute a prepayment hereunder and shall be presumed to be and conclusively deemed to constitute a deliberate evasion of the prepayment provisions hereof and shall therefore be subject to the Prepayment Premium in accordance with this Note with the date of prepayment being deemed the date of occurrence of the foreclosure sale or the tender of payment of the amount necessary to pay the entire indebtedness evidenced hereby in full, including the Prepayment Premium.

     11.  MAKER'S COVENANTS. Maker agrees that:

     (a) this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the state or commonwealth in which the Property is located;

     (b) the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C Section 1601, ET SEQ. (1982);

     (c) said obligation constitutes a business loan for the purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers in the state or commonwealth in which the Property is located;

     (d) at the option of the Holder, the United States District Court for the district in which the Property is located or any court of competent jurisdiction of the state or commonwealth in which the Property is located shall have jurisdiction in any action, suit or other proceeding arising out of or relating to any act taken or omitted hereunder or the enforcement of this Note, the Mortgage and the Related Agreements and Maker shall not assert in any such

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action, suit or other proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper;

     (e)  it hereby waives any objections to venue; and

     (f)  it hereby waives its right to a trial by jury.

     12. SEVERABILITY. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of the Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Maker and Holder under the remainder of this Note shall continue in full force and effect.

     13. USURY LAWS. It is the intention of Maker and Holder to conform strictly to the usury laws now or hereafter in force in the state or commonwealth in which the Property is located, and any interest payable under this Note, the Mortgage, or any Related Agreement shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under the usury laws of the state or commonwealth in which the Property is located as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be:

     (a) cancelled automatically to the extent that such interest exceeds the maximum legal rate;

     (b) if already paid, at the option of the Holder, either be rebated to Maker or credited on the principal amount of the Note; and

     (c) if the Note has been prepaid in full, then such excess shall be rebated to Maker.

     14. ACCELERATION. Upon an Event of Default, Holder shall have the right, without further demand or notice, to declare the entire principal amount of this Note and/or any Future Advance (as defined in the Mortgage) then outstanding, all accrued and unpaid interest thereon and all other further sums payable under this Note, which shall include the Prepayment Premium (calculated as provided in Paragraph 9 above), the Mortgage or any note evidencing any Future Advance, to be immediately due and payable and, notwithstanding the stated maturity in this Note or any note evidencing any Future Advance, all such sums declared due and payable shall thereupon become immediately due and payable. During the existence of such Event of Default, Holder may apply payments received on any amounts due under the Note, the Mortgage, any Related Agreement or any note evidencing any Future Advance as Holder may determine in its sole discretion.

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     15.  WAIVERS BY MAKER. As to this Note, the Mortgage, the Related
Agreements and any other instruments securing the indebtedness, Maker and all guarantors, sureties and endorsers, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, demand and dishonor and diligence in collection and nonpayment of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note (except notice of default specifically provided for in the Mortgage and the Related Agreements). To the extent permitted by law, Maker further waives all benefit that might accrue to Maker by virtue of any present or future laws exempting the Property, or any other property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to foreclose the Mortgage, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Holder.

     16. MAKER NOT RELEASED. No delay or omission of Holder to exercise any of its rights and remedies under this Note, the Mortgage or any Related Agreements at any time following the happening of an Event of Default shall constitute a waiver of the right of Holder to exercise such rights and remedies at a later time by reason of such Event of Default or by reason of any subsequently occurring Event of Default. The acceptance by Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Holder's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment. This Note, or any payment hereunder, may be extended from time to time by agreement in writing between Maker and Holder without in any other way affecting the liability and obligations of Maker and endorsers, if any.

     17. NONRECOURSE. Except as otherwise set forth in this Paragraph, Holder's recourse under this Note, the AIC Note, the Mortgage and the Related Agreements shall be limited to and satisfied from the Property and the proceeds thereof, the rents and all other income arising therefrom during and after the month in which an Event of Default has occurred, the other assets of Maker arising out of the Property which are given as collateral for this Note and the AIC Note and any other collateral given in writing to Holder as security for repayment of this Note (all of the foregoing are collectively referred to as the "Loan Collateral"). Notwithstanding the preceding sentence:

     (a) Holder may, in accordance with the terms of this Note, the AIC Note, the Mortgage or any Related Agreement: (i) foreclose the lien of the Mortgage;
(ii) take appropriate action to enforce this Note, the AIC Note, the Mortgage and the Related Agreements to realize upon and/or protect the Loan Collateral;
(iii) name Maker as a party defendant in any action brought under this Note, the AIC Note, the Mortgage or the Related Agreements so long as the exercise of any remedy is limited to the Loan Collateral; (iv) pursue all of its rights and remedies against any guarantor or surety or master tenant whether or not a partner, member or other owner of Maker; and (v) pursue all of its rights and remedies against Maker and the indemnitors under that certain Environmental Indemnity Agreement of even date herewith;

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     (b)  Holder may seek damages or other monetary relief, to the extent of actual monetary loss, or any other remedy at law or in equity against Maker, and the indemnitors/guarantors, if any, under any nonrecourse exception indemnity agreements ("Nonrecourse Indemnitors") by reason of or in connection with: (i) the failure of Maker to pay to Holder, upon demand, all rents, issues and profits of the Property to which Holder is entitled pursuant to this Note, the AIC Note, the Mortgage or the Related Agreements following an Event of Default;
(ii) any waste of the Property or any willful act or omission by Maker which damages or materially reduces the value of the Property; (iii) the distribution of rents, issues and profits from the Property prior to the payment of operating expenses or the provision for reserves, if any, to be made pursuant to this Note, the AIC Note, the Mortgage or the Related Agreements prior to any other expenditure or distribution by Maker; (iv) the failure to account for and to turn over security deposits (and interest required by law or agreement to be paid thereon) or prepaid rents following the occurrence of an Event of Default under this Note, the AIC Note, the Mortgage or any Related Agreements; (v) the failure to timely pay all real estate taxes or any regular or special assessments affecting the Property; (vi) the failure to account for and to turn over real estate tax accruals following the occurrence of an Event of Default under this Note, the AIC Note, the Mortgage or any Related Agreements; (vii) the failure to maintain casualty and liability insurance as required under the Mortgage or the Related Agreements or to apply insurance proceeds or condemnation awards relating to the Property or other collateral in the manner required under applicable provisions of this Note, the AIC Note, the Mortgage or any Related Agreement; (viii) any modification, termination or cancellation of any lease of all or any portion of the Property without Holder's prior written consent, if and to the extent such consent is required under the Mortgage or the Related Agreements and if and to the extent such modification, termination or cancellation has a material adverse affect on the value of the Property; (ix) a default by Maker under any lease of all or any portion of the Property; or (x) costs and expenses, including, without limitation, attorney's fees and transfer taxes, incurred by Holder in connection, with the enforcement of this Note, the AIC Note, the Mortgage or the Related Agreements or in connection with a deed-in-lieu of foreclosure if the Event of Default giving rise to the enforcement action is one described in subsections (b) or (c) as an exception to the nonrecourse provisions, or if the Maker or any principal of Maker objects to any actions taken by Holder to exercise its remedies under the Loan Documents; Maker or principal of Maker commences any lawsuit to enjoin or delay a foreclosure of the Property by Holder, or raises defenses or counterclaims to a foreclosure action; Maker applies for the appointment of a receiver, trustee or liquidator for it or for any of its property, or, as a debtor, files a voluntary petition in bankruptcy, or petition or answer seeking reorganization or an arrangement with creditors or lakes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or makes a general assignment for the benefit of creditors; or in the event any bankruptcy or reorganization proceedings (voluntary or involuntary), the Maker or any principal of Maker opposes any motion by Holder for relief from the Automatic Stay; and

     (c) Maker, its sole member or general partners and the Nonrecourse Indemnitor(s), if any, shall become personally liable for payment of all the indebtedness evidenced by this Note or the AIC Note and performance of all other obligations of Maker under this Note, the AIC Note, the Mortgage and Related Agreements upon the occurrence of any of the following: (i) fraud or willful misrepresentation of a material fact by Maker, its sole or general partners, or Nonrecourse Indemnitor(s), if any, in connection with this Note, the AIC Note, the Mortgage, the Related

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Agreements or any request for any action or consent by Holder; (ii) a Transfer of any interest in Maker or all or any portion of the Property or any interest therein in violation of the terms of this Note, the AIC Note, the Mortgage or the Related Agreements; or (iii) the incurrence by Maker of any indebtedness in violation of the terms of this Note, the AIC Note, the Mortgage or Related Agreements (whether secured or unsecured, direct or contingent), other than unsecured debt or routine trade payables incurred in the ordinary course of business in connection with the operation of the Property.

     In addition, Maker, its sole member or general partners and the Nonrecourse Indemnitors, if any, shall be responsible for any costs and expenses incurred by Holder in connection with the collection of any amounts for which Maker, its sole member or general partners, if any, and the Nonrecourse Indemnitors, if any, are personally liable under this Paragraph 17, including attorneys' fees and expenses, court costs, filing fees and all other costs and expenses incurred in connection therewith.

     18. SUCCESSORS AND ASSIGNS. The provisions of this Note shall be binding upon Maker and its legal representatives, successors and assigns and shall inure to the benefit of any Holder and its successors and assigns. In the event Maker is composed of more than one party, obligations arising from this Note are and shall be joint and several as to each such party.

     19. REMEDIES CUMULATIVE. The remedies of Holder as provided in this Note, the AIC Note, or in the Mortgage or the Related Agreements, and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Holder, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Note, conferred upon or reserved to Holder is intended to be exclusive of any other remedy provided in this Note, the AIC Note, the Mortgage or any of the Related Agreements or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under the Mortgage or any of the Related Agreements or hereunder or now or hereafter existing at law or in equity or by statute.

     20. NOTICES. All notices, written confirmation of wire transfers and all other communications with respect to this Note shall be directed as follows:

          If to Holder:

               c/o Allstate Investments, LLC
               Allstate Plaza South, Suite G5C
               3075 Sanders Road
               Northbrook, Illinois 60062
               Attention:    Commercial Mortgage Division
                             Servicing Manager

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          With a copy to:

               c/o Allstate Investments, LLC
               Allstate Plaza South, Suite G5A
               3075 Sanders Road
               Northbrook, Illinois 60062
               Attention:    Investment Law Division

          If to Maker:

               Inland Western Dallas Paradise, L.L.C.
               2901 Butterfield Road
               Oakbrook, Illinois 60523
               Attention:    Roberta Matlin

          With a copy to:

               The Inland Real Estate Group, Inc.
               2901 Butterfield Road
               Oakbrook, Illinois 60523
               Attention:    General Counsel

or at such other place as Holder or Maker may from time to time designate in writing. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.

     21. NO ORAL MODIFICATION. This Note may not be modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification or discharge is sought.

     22. TIME. Time is of the essence with regard to the performance of the obligations of Maker in this Note and each and every term, covenant and condition herein by or applicable to Maker.

     23. CAPTIONS. The captions and headings of the paragraphs of this Note are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

     24. REPLACEMENT NOTE. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Maker or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker will execute and deliver to Holder in lieu thereof, a replacement note dated as of the date of this Note,

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identical in form and substance to this Note and upon such execution and delivery all references in the Mortgage to this Note shall be deemed to refer to such replacement note.

     25. ATTORNEYS' FEES. Notwithstanding anything contained herein to the contrary, (i) "reasonable attorneys' fees" are not, and shall not be, statutory attorneys' fees under the O.C.G.A., (ii) if, under any circumstances Borrower is required hereunder to pay any or all of Lender's attorneys' fees and expenses, Borrower shall be responsible only for actual legal fees and out of pocket expenses actually incurred by Lender at customary hourly rates for the work done, and (iii) Borrower shall not be liable under any circumstances for additional attorneys' fees or expenses under O.C.G.A. Section 13-1-11.

                               *   *   *   *   *

                            [Signature Page Follows]

     IN WITNESS WHEREOF, Maker has caused this Mortgage Note to be duly executed under seal on the date first above written.

                                      MAKER:

                                      INLAND WESTERN DALLAS PARADISE, L.L.C.,
                                      a Delaware limited liability company

                                      By: INLAND WESTERN RETAIL REAL ESTATE
                                          TRUST, INC., a Maryland corporation,
                                          Its sole member

                                          By: /s/ [ILLEGIBLE]
                                             ---------------------------------
                                          Its  Asst. Secretary
                                              --------------------------------

                                      [SEAL]

                                    EXHIBIT A

                          BASIS POINT ADJUSTMENT TABLE

U.S. Treasury                           U.S. Treasury
Bond or Note            Basis Point     Bond or Note         Basis Point
   Yield                Adjustment          Yield            Adjustment
-------------           -----------     -------------        -----------
 0.00-1.55                 .00           14.07-14.24            .40
 1.56-2.69                 .01           14.25-14.41            .41
 2.70-3.48                 .02           14.42-14.59            .42
 3.49-4.12                 .03           14.60-14.77            .43
 4.13-4.68                 .04           14.78-14.94            .44
 4.69-5.17                 .05           14.95-15.11            .45
 5.18-5.63                 .06           15.12-15.28            .46
 5.64-6.05                 .07           15.29-15.44            .47
 6.06-6.44                 .08           15.45-15.61            .48
 6.45-6.82                 .09           15.62-15.77            .49
 6.83-7.17                 .10           15.78-15.94            .50
 7.18-7.51                 .11           15.95-16.10            .51
 7.52-7.83                 .12           16.11-16.26            .52
 7.84-8.14                 .13           16.27-16.41            .53
 8.15-8.44                 .14           16.42-16.57            .54
 8.45-8.73                 .15           16.58-16.73            .55
 8.74-9.02                 .16           16.74-16.88            .56
 9.03-9.29                 .17           16.89-17.03            .57
 9.30-9.55                 .18           17.04-17.18            .58
 9.56-9.81                 .19           17.19-17.33            .59
 9.82-10.07                .20           17.34-17.48            .60
10.08-10.31                .21           17.49-17.63            .61
10.32-10.55                .22           17.64-17.78            .62
10.56-10.79                .23           17.79-17.92            .63
10.80-11.02                .24           17.93-18.07            .64
11.03-11.25                .25           18.08-18.21            .65
11.26-11.47                .26           18.22-18.35            .66
11.48-11.69                .27           18.36-18.49            .67
11.70-11.90                .28           18.50-18.63            .68
11.91-12.11                .29           18.64-18.77            .69
12.12-12.32                .30           18.78-18.91            .70
12.33-12.52                .31           18.92-19.05            .71
12.53-12.72                .32           19.06-19.18            .72
12.73-12.92                .33           19.19-19.32            .73
12.93-13.12                .34           19.33-19.45            .74
13.13-13.31                .35           19.46-19.59            .75
13.32-13.50                .36           19.60-19.72            .76
13.51-13.69                .37           19.73-19.85            .77
13.70-13.87                .38           19.86-19.99            .78
13.88-14.06                .39           20.00-20.12            .79